UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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NERDY INC.
(Name of Registrant as Specified In Its Charter)
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NERDY INC.
8001 Forsyth Blvd, Suite 1050
St. Louis, Missouri 63105
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held May 1, 2024
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Nerdy Inc., will be a virtual-only meeting to be held on May 1, 2024, at 10:00 a.m. Eastern Time. The purpose of the Annual Meeting is the following:
1.To elect two Class III directors, Abigail Blunt and Stuart Udell, to our board of directors, to serve until the 2027 annual meeting of stockholders;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
3.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of the directors relates solely to the election of the Class III directors nominated by the board of directors.
Only Nerdy Inc. stockholders of record at the close of business on March 11, 2024, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We have mailed this proxy statement, the accompanying notice of annual meeting of stockholders, and the 2023 annual report to each of our stockholders. Any stockholders sharing an address who received multiple copies of our proxy materials and who wish to receive a single paper copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2023 annual report, but, in such event, will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary (Christopher Swenson) at our principal executive offices at 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105.
Your vote is important. Whether or not you are able to attend the meeting, it is important that your shares be represented. To ensure that your vote is recorded, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the proxy card.
Our Annual Meeting will be held in a virtual-only format. The Annual Meeting can be accessed at the following link: www.virtualshareholdermeeting.com/NRDY2024. To log in to the Annual Meeting, you have two options: join as a “Guest” or join as a “Stockholder.” If you were a stockholder as of the close of business on March 11, 2024, you are eligible to join the Annual Meeting as a “Stockholder” and have the option to vote your shares or ask questions at the meeting.
To join the Annual Meeting as a “Stockholder,” you will be required to enter your 16-digit control number. If you are a registered stockholder as of the close of business on March 11, 2024, the control number can be found on your proxy card or notice. If you do not have your control number, you may attend as a “Guest” but will not have the option to vote your shares or ask questions at the Annual Meeting.

By order of the board of directors,
St. Louis, Missouri
Date: April 2, 2024	/s/ Charles Cohn
Charles Cohn
Founder, Chairman, & Chief Executive Officer
i

ii

NERDY INC.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2024
This proxy statement contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Nerdy Inc., which will be a virtual-only meeting held on May 1, 2024, at 10:00 a.m. Eastern Time. The board of directors of Nerdy Inc. (the “Board of Directors” or the “Board”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Nerdy,” “the Company,” “we,” “us,” and “our” refer to Nerdy Inc. The mailing address of our principal executive office is Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of the 2024 Annual Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.
A copy of our proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2023 Annual Report to Stockholders was first mailed to our stockholders of record as of March 11, 2024, on or about April 2, 2024.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As of December 31, 2022 we were a “smaller reporting company” under applicable federal securities laws, but as of December 31, 2023, we are no longer a “smaller reporting company.” However, under applicable guidance from the Securities and Exchange Commission we may continue to use the scaled disclosures for a smaller reporting company in this proxy statement. We provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory, non-binding basis, of the compensation of our named executive officers (the “NEOs”) or the frequency with which such votes must be conducted.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2024:

This proxy statement and our 2023 Annual Report to Stockholders, or 2023 Annual Report, are available for viewing, printing, and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024, except for exhibits, will be furnished without charge to any stockholder upon written request to Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, are also available on the SEC’s website at www.sec.gov and on our website at investors.nerdy.com/financials/sec-filings.

NERDY INC.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
Can I get electronic access to the proxy materials?
Yes, this proxy statement, our Notice of 2024 Annual Meeting of Stockholders, and our 2023 Annual Report are available on our website at www.nerdy.com. No other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
What matters are being voted on during the Annual Meeting?
Stockholders will be voting on two proposals. The first is the election of Class III directors to the Board of Directors, and the second is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
How does the Board of Directors recommend stockholders vote on these proposals?
Our Board of Directors recommends that stockholders vote their shares:
•“For” the election of Abigail Blunt and Stuart Udell for election as Class III directors
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 11, 2024.
How many votes can be cast by all stockholders?
There were 174,799,916 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”) outstanding as of the close of business on March 11, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our Common Stock held by such stockholder.
How do I vote?
If you are a stockholder of record, you can vote in one of the following ways:
•Via the Annual Meeting website. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRDY2024. Please have your 16-digit control number to join the Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.
•By Internet. You can vote by proxy over the Internet by visiting www.proxyvote.com. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on Tuesday, April 30, 2024. You should have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
•By Mail. You may vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.
•By Telephone. If you requested printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling the toll free number found on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on Tuesday, April 30, 2024.
If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and timely entering a new vote by telephone, Internet, or mail, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, which we refer to as our bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote for and against such proposal, except where a larger vote is required by law or by our Restated Certificate of Incorporation, which we refer to as our certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “discretionary” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors. There are no cumulative voting rights.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of mailing, preparing, and distributing our proxy materials, notice, and 2023 Annual Report, as well as the cost of soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice. The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The advance notice requirements under our bylaws for the 2025 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely delivered to our Corporate Secretary at the address set forth above not earlier than the close of business on January 1, 2025, and not later than the close of business on January 31, 2025.
Requirements for Stockholder Proposals to be Considered for Inclusion
In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 3, 2024. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS
This proxy statement contains two proposals requiring stockholder action:
•Proposal No. 1 requests the election of two Class III directors to the Board of Directors.
•Proposal No. 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Charles Cohn and Greg Mrva, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are Rob Hutter and Christopher (Woody) Marshall, and their terms will expire at the annual meeting of stockholders to be held in in 2026; and
•the Class III directors are Catherine Beaudoin, Kathleen Philips, and Stuart Udell, and their terms will expire at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their respective term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office or by a sole remaining director.
Our Board of Directors has nominated Abigail Blunt and Stuart Udell for election as the Class III directors at the Annual Meeting. The nominees have indicated a willingness to serve or continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors. Mr. Udell is presently a director. Ms. Beaudoin and Ms. Philips were not renominated, and their service will end at the Annual Meeting. Neither Ms. Beaudoin nor Ms. Philips has any disagreement with us (as defined in 17. CFR 240.3b-7) on any matter relating to our operations, policies, or practices. The Board of Directors is grateful to have benefited from the expertise and insights of both Ms. Beaudoin and Ms. Philips during their service on the Board.
Nominees for Election as Class III Director (Term Expires at 2027 Annual Meeting)
The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their age as of April 2, 2024.

Name	Positions and Offices Held with Nerdy	Director or Manager Since	Age
Abigail Blunt	Nominee	n/a	62
Stuart Udell	Class III Director	2022	56
Abigail Blunt has been nominated for election to the Board of Directors at the Annual Meeting. Ms. Blunt has nearly 30 years of experience in government and government affairs as well as corporate governance matters. Ms. Blunt has served as a director of Ardagh Group, a Luxembourg-based sustainable glass packaging company, since 2020 and as a director of Ardagh Metal Packaging, a Luxembourg-based sustainable metal packaging company, since 2021. In 2022 she joined the board of directors of Apollo portfolio company SafetyHoldCo and she joined the board of directors of Vita-Key in 2023. Until August 2022, Ms. Blunt was employed by Kraft Heinz Company, where for the 10 years prior to her departure she led the Global Government Affairs function. Ms. Blunt holds undergraduate degrees in Political Science and English from the University of Maryland. We believe Ms. Blunt is qualified to serve on our Board of Directors based on her extensive experience and background in government and government affairs.
Stuart Udell has served on Nerdy’s Board of Directors since August 2022. Mr. Udell currently serves as the Chief Executive Officer of Prometric and as Executive Chairman of eDynamicLearning. Mr. Udell previously served in CEO roles at Achieve3000, K12, Catapult Learning, and Penn Foster, as well as leadership roles at Renaissance Learning, Kaplan, and the Princeton Review. Mr. Udell also serves as a Commissioner on AASA’s Learning 2025 National Commission on Student-Centered, Equity-Focused Education and on the Boards of Directors of the Successful Practices Network, School of the Future, Progress Learning, and Ventris Learning. He received the Education Warrior Award from the I Have a Dream Foundation and is a member of his School District Hall of Fame. Mr. Udell holds a master’s degree from Columbia University and a bachelor’s degree from Bucknell University. We believe Mr. Udell is qualified to serve on our Board of Directors based on his strategic and operational experience as an executive officer and investor in the educational technology industry.

Vote Required and Board of Directors’ Recommendation
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors. There are no cumulative voting rights for this proposal.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The proposal for the election of directors relates solely to the election of Class III directors nominated by our Board of Directors.
The Board of Directors recommends voting “FOR” the election of Abigail Blunt and Stuart Udell, as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2027.
Other Directors
The following table identifies our directors who are not nominees for election at the Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of April 2, 2024.

Name	Positions and Offices Held with Nerdy	Director or Manager Since	Class and Year in Which Term Will Expire	Age
Charles Cohn	Founder, Chairman, Chief Executive Officer, and Director	2007	Class I – 2025	38
Greg Mrva	Director	2021	Class I – 2025	54
Rob Hutter	Director	2017	Class II – 2026	52
Christopher (Woody) Marshall	Director	2015	Class II – 2026	55
Cathy Beaudoin	Director	2020	Class III-2024	60
Kathleen Philips	Director	2021	Class III-2024	57
Class I Directors (Term Expires at 2025 Annual Meeting)
Charles Cohn is the Founder, Chairman and Chief Executive Officer of Nerdy. Mr. Cohn founded the Company in 2007. Mr. Cohn previously worked in energy & power investment banking at Wells Fargo Securities and venture capital at Ascension Ventures. Mr. Cohn has a BSBA in Finance & Entrepreneurship from Washington University in St. Louis. We believe that Mr. Cohn is qualified to serve as a member of our Board of Directors due to the perspective and industry experience he brings as our Founder, Chairman, & Chief Executive Officer, and as our largest stockholder.
Greg Mrva, was President of TPG Pace Tech Opportunities Corp (“TPG Pace”) from August 2020 through its business combination with Nerdy in September 2021, and has served on Nerdy’s Board of Directors since September 2021. Mr. Mrva has 25 years of experience leading finance and operations teams for technology businesses and leading investment banking teams advising global technology companies. Mr. Mrva currently serves as the Chief Financial Officer of GoFundMe. Previously, Mr. Mrva was the Chief Financial Officer of StubHub, where from 2018 to 2020, he sat on both the StubHub and eBay finance leadership teams. Mr. Mrva also led the North American business for StubHub and completed the successful sale of StubHub to Viagogo in February 2020 for $4 billion. Prior to StubHub, Mr. Mrva was managing director at Morgan Stanley from 2013 to 2018 where he led the firm’s Global Internet Banking practice. Mr. Mrva advised multiple companies on capital markets and strategic acquisition transactions including the public offerings of Alibaba, Snap, LendingClub, GoDaddy, and Yext and capital markets financings for Amazon, eBay, Google, Facebook, PayPal, MercadoLibre, and Zynga. Mr. Mrva holds a B.A. from the University of Virginia, and a J.D. from Harvard University. We believe that Mr. Mrva is qualified to serve as a member of our Board of Directors based upon his managerial experience in the technology industry as a former executive officer, as well as his experience in executing strategic transactions, including mergers and acquisitions.
Class II Directors (Term Expires at 2026 Annual Meeting)
Rob Hutter has served on Nerdy’s Board of Directors since September 2021 and Nerdy LLC’s board of managers since November 2017. Mr. Hutter is a founder and managing partner at Learn Capital LLC (“Learn Capital”) where he oversees the investing practice of the firm. He currently serves on the board or as board observer for a number of Learn Capital portfolio companies, including Andela, Brilliant, Higher Ground Education, Merlyn Mind, Photomath, Prenda, and SoloLearn. Mr.

Hutter is a graduate of Harvard University. We believe Mr. Hutter is qualified to serve on our Board of Directors based on his industry experience and his background with strategic investments, including mergers and acquisitions.
Christopher (Woody) Marshall has served on Nerdy’s Board of Directors since September 2021 and Nerdy LLC’s board of managers since June 2015. Mr. Marshall currently serves on the boards of directors of Spotify (where he serves as the lead independent director), Payoneer, and a number of private companies. Since 2008, he also has served as a general partner of Technology Crossover Ventures (“TCV”), a venture capital firm. Prior to that, Mr. Marshall spent 12 years at Trident Capital, a venture capital firm. Mr. Marshall holds a Bachelor of Arts in Economics from Hamilton College and a Master of Business Administration from the Kellogg School of Management at Northwestern University. We believe Mr. Marshall is qualified to serve on our Board of Directors based on his managerial experience with both private and public companies and his background in the technology industry.
Class III Director (Term Expires at the Annual Meeting)
Catherine Beaudoin has served on Nerdy’s Board of Directors since September 2021 and prior to that served on Nerdy LLC’s board of managers from November 2020 until September 2021. Ms. Beaudoin previously served as President of Amazon Fashion for eight years. During this time she drove record growth and profit, scaling Softlines from a minor business to a double digit multi-billion dollar division which is now the largest apparel business in the United States. Prior to Amazon, she served as General Manager of Gap’s Piperlime, the e-commerce shoe platform she founded in 2005. While at Gap, she held a number of senior marketing positions across the company’s Old Navy and Banana Republic brands. Ms. Beaudoin began her career at Ogilvy One Worldwide. Ms. Beaudoin has also been a director of Torchy’s Tacos since April 2021 and Crate and Barrel since July 2020. She previously served as a director for Forma Brands from October 2019 through December 2022, and as a director of Grove Collaborative from October 2018 through April 2022. Ms. Beaudoin holds a B.A. from Trinity College. We believe Ms. Beaudoin was qualified to serve on our Board of Directors based on her extensive marketing background, her public company management experience, and her background in the technology industry. Ms. Beaudoin was not nominated to stand for re-election when her current term ends at the Annual Meeting.
Kathleen Philips has served on Nerdy’s Board of Directors since September 2021 and previously served as a member of TPG Pace’s board of directors from October 2020 through its business combination with Nerdy in September 2021. Ms. Philips served as a member of the board of directors of TPG Pace Solutions Corp. from April 2020 through its business combination with Vacasa in July 2021. Ms. Philips has served as a member of the board of directors of TPG Pace Tech Opportunities II Corp. from June 2017 through its business combination with Accel in November 2018, and is currently a member of the board of directors of Accel Entertainment, Inc. Ms. Philips also served as a member of the board of directors of TPG Pace Beneficial Finance Corp. from October 2020 until December 2022. She previously served as a director of Apptio, Inc. from 2017 to 2019. Ms. Philips served as an advisor at Zillow Group, Inc., from January 2019 until August 2020. Prior to that, Ms. Philips held many leadership positions at Zillow Group, Inc., including chief legal officer from September 2014 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from The University of Chicago. We believe Ms. Philips was qualified to serve on our Board of Directors based on her extensive public company management experience and her background in the technology industry. Ms. Philips was not nominated to stand for re-election when her current term ends at the Annual Meeting.
Related Parties
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary, or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Nerdy’s stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors (the “audit committee”) of PricewaterhouseCoopers LLP (“PwC”) as Nerdy’s independent registered public accounting firm for the year ending December 31, 2024. PwC has served as our independent registered public accounting firm since September 20, 2021, and served in the same capacity for our predecessor entity from 2016 through 2021.
The audit committee is solely responsible for selecting Nerdy’s independent registered public accounting firm for the year ending December 31, 2024. Stockholder approval is not required to appoint PwC as Nerdy’s independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of PwC to the stockholders for ratification is good corporate governance practice. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PwC. If the selection of PwC is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Nerdy and its stockholders.
A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Nerdy incurred the following fees from PwC, our independent registered public accounting firm, for the audit of the consolidated financial statements and for other services for the years ended December 31, 2023 and 2022.

	2023 PwC	2022 PwC
Audit fees(1)	$1,014,780	$1,227,500
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	3,250	3,250
(1)Audit fees consist of fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements.
(2)Audit-related fees consist of fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit-related fees in the above table include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)Tax fees would consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services that would relate to the audit of our financial statements. These would include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.
(4)All other fees include any fees for services rendered which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The audit committee has also given authority to the audit committee chair to pre-approve certain services as necessary from time to time.
During 2023 and 2022, no services were provided to us by PwC other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation
The approval of Proposal No. 2 requires that a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.
The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Nerdy’s independent registered public accounting firm for the year ending
December 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Nerdy’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Nerdy’s independent registered public accounting firm, (3) the performance of Nerdy’s internal audit function, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of Nerdy’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Nerdy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Nerdy for the year ended December 31, 2023. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications concerning their independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Nerdy be included in Nerdy’s Annual Report on Form 10-K for the year ended December 31, 2023, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee of the Board of Directors of Nerdy Inc.

Kathleen Philips, Chair
Greg Mrva
Christopher (Woody) Marshall

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law, or otherwise to provide third parties with the right to nominate.
Our nominating and corporate governance committee has adopted processes and procedures to identify and evaluate director candidates, and these include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee, and our Board. In evaluating director candidates, including directors eligible for re-election, our nominating and corporate governance committee will consider the the current size and composition of the Board and the needs of the Board and its committees. The nominating and corporate governance committee will also consider such factors as character, integrity, judgment, diversity, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments. The nominating and corporate governance committee need not assign any particular weight or priority to any one factor. The nominating and corporate governance committee will consider whether the proposed director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, and sexual orientation, as well as any other factors the committee considers appropriate. The qualifications, qualities, and skills that our nominating and corporate governance committee believes must be met by any nominee for a position on our Board of Directors are as follows:
•Nominees should have high standards of personal and professional ethics and integrity;
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Nominees should have skills that are complementary to those of the members of the existing Board;
•Nominees should have the ability to assist and support management and make significant contributions to the Company’s success; and
•Nominees should have an understanding of the fiduciary responsibilities of a director and a commitment to devote the time and energy necessary to perform those obligations.
In building our Board, we also believe that the above-listed skills and experiences, while not exhaustive, are helpful in ensuring that our directors collectively possess the skills and backgrounds necessary for us to execute on our strategic plans and to exercise the Board’s oversight responsibilities on behalf of our shareholders.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Nerdy Inc., 8001 Forsyth Blvd. Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders holding at least three percent (3%) of the Company’s common stock continuously for at least twenty four (24) months before the date of the recommendation will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Diversity in Board Membership
As noted above, our nominating and corporate governance committee is committed to fair treatment and equality of opportunity and building a culture of diversity and inclusion in the selection of directors for our Board. Thus, the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and considers diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, and sexual orientation, when evaluating proposed director candidates.

Director Independence
Applicable rules of The New York Stock Exchange, or NYSE, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”) and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act (“Rule 10C-1”). Under applicable NYSE rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory, or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Mr. Cohn, are independent directors, including for purposes of the rules of NYSE and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our Common Stock. There are no family relationships among any of our directors or executive officers. Mr. Cohn is not an independent director under these rules because he is an executive officer of Nerdy.
Board Committees
Our Board of Directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and NYSE. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.nerdy.com/governance/governance-documents.
Audit Committee
The members of our audit committee are Kathleen Philips, Greg Mrva, and Woody Marshall, with Kathleen Philips serving as the chair of the audit committee. Under the NYSE listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the NYSE and Rule 10A-3 require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes. Each member of the audit committee meets the financial literacy requirements of the NYSE and each member also qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Ms. Philips’ membership on the audit committee will end when her current term as director expires at the Annual Meeting. During the year ended December 31, 2023, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include but are not limited to:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•selecting a lead audit engagement partner;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•maintaining oversight of our internal audit function;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•oversight of financial and cybersecurity risks;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Our compensation committee consists of three members of our Board, all of which are independent directors. The current members of the compensation committee are Woody Marshall, Catherine Beaudoin, and Greg Mrva, with Woody Marshall serving as the chair of the compensation committee. Ms. Beaudoin’s membership on the compensation committee will end when her current term as a director expires at the Annual Meeting. During the year ended December 31, 2023, the compensation committee met four times. The compensation committee’s responsibilities include but are not limited to:
•annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash-based incentive compensation of our Chief Executive Officer and (ii) recommending grants and awards to our Chief Executive Officer under equity-based plans;
•reviewing and approving the cash-based incentive compensation and grants and awards under equity-based plans to our other executive officers;
•reviewing and establishing our overall management compensation, philosophy, and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation consultants in accordance with the independence standards identified in the applicable NYSE rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•reviewing and recommending to the Board of Directors the compensation of our directors;
•preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention, termination, or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of three members of our Board, all of whom are independent directors. The current members of the nominating and corporate governance committee are Catherine Beaudoin, Kathleen Philips, and Stuart Udell, with Catherine Beaudoin serving as the chair of the nominating and corporate governance committee. Ms. Beaudoin’s and Ms. Philip’s membership on the nominating and corporate governance committee will end when their current terms as directors expire at the Annual Meeting. During the year ended December 31, 2023, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board of Directors’ criteria for board and committee membership;

•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
The Board of Directors has delegated to the nominating and corporate governance committee the responsibility of identifying prospective candidates for board of director membership and recommending such candidates to the Board of Directors. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee.
The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Minimum Qualifications. Our nominating and corporate governance committee and our Board of Directors may consider a broad range of factors relating to the qualifications and backgrounds of nominees. Our nominating and corporate governance committee’s and our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. The backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and our board considers diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, and sexual orientation when evaluating proposed director candidates.
Board and Committee Meetings Attendance
The Board of Directors met four times during 2023. During 2023, each incumbent member of the Board of Directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such persons served (during the periods that such persons served).

Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Each of the directors then serving attended our annual meeting of stockholders in 2023.
Policy on Trading, Pledging, and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between our executive officers and directors and our stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Nerdy securities. Our insider trading policy expressly prohibits short sales, purchases or sales of puts or calls, and other derivative transactions of our stock, including any transaction that provides the economic equivalent of ownership, by our executive officers, directors, and certain designated employees, consultants, and contractors. Our insider trading policy also prohibits using our securities as collateral in a margin account and pledging our securities as collateral for a loan (or modifying an existing pledge).
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.nerdy.com/governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any executive officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Board Leadership Structure
The Board does not have a specific policy on whether the Chairman should be a non-employee director or if the Chairman and Chief Executive Officer positions should be separate. However, the non-employee directors are the sole members of the audit committee, compensation committee, and nominating and corporate governance committee, each of which oversee critical matters of the Company such as the integrity of our financial statements, the compensation of executive management, the nomination and evaluation of directors, and the development and implementation of our corporate governance policies and structures. The independent directors also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Management supports the Board’s oversight role through its tone-at-the-top and open communication.
Risk Oversight
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Nerdy
Any interested party with concerns about our Company may report such concerns to the Board of Directors or the Chairman of our Board of Directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
c/o Nerdy Inc.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Nerdy’s legal counsel, with independent advisors, with non-management directors, or with Nerdy’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Nerdy regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls, or auditing matters.
DIRECTOR COMPENSATION
The table below shows all compensation paid to each individual who served as a non-employee member of our Board of Directors during 2023 for their services as directors in 2023, other than Mr. Cohn. Amounts paid to Mr. Cohn are presented below in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)1)	Option Awards ($)(2)(3)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Catherine Beaudoin	47,500	150,000	—	—	197,500
Rob Hutter	35,000	150,000	—	—	185,000
Christopher (Woody) Marshall	55,000	150,000	—	—	205,000
Greg Mrva	48,000	150,000	—	—	198,000
Kathleen Philips	59,000	150,000	—	—	209,000
Stuart Udell	39,000	150,000	—	—	189,000
(1)Each director elected to receive the fees earned in cash entirely in the form of stock options (valued as described in note 2), with the exception of Mr. Hutter, who elected to receive $17,500 of the fees earned in cash in the form of stock options.
(2)The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors in the year ended December 31, 2023, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation (Topic 718).” Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 20 to our audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value actually received by the non-employee directors or that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of Class A Common Stock. Ms. Beaudoin and Ms. Philips will no longer serve on the Board following the Annual Meeting.

As of December 31, 2023, each director held options to purchase shares of the Company’s Class A Common Stock as shown below. Messrs. Hutter and Marshall do not have a pecuniary interest in the shares underlying options shown below.

Name	Number of Shares Underlying Options
Catherine Beaudoin	198,742
Rob Hutter	181,942
Christopher (Woody) Marshall	203,816
Greg Mrva	159,480
Kathleen Philips	249,523
Stuart Udell	265,115
Non-Employee Director Compensation
Under our director compensation program, each new non-employee director elected to our Board of Directors is granted an initial, one-time equity award with a value of $300,000, which vests in three equal installments on the first, second, and third anniversary of the grant date; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting. On the date of each annual meeting of stockholders of Nerdy, each non-employee director receives an annual equity award with a value of $150,000, which vests on the earlier of the one-year anniversary of the grant date or Nerdy’s next annual meeting of stockholders; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation or acceleration of vesting. In addition to these equity awards, we pay our non-employee directors an annual cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of each committee receives a higher retainer for such service. Directors may elect to forgo receiving cash payments for any applicable period and instead receive a grant of equity with the same value. In 2023, each director took some or all of the annual retainer in equity. The cash fees earned by non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All non-employee directors	$35,000
Audit Committee:
Members	8,000
Chair	20,000
Compensation Committee:
Members	5,000
Chair	12,000
Nominating and Corporate Governance Committee:
Members	4,000
Chair	7,500
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings. This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2023, our compensation committee was comprised of Christopher (Woody) Marshall, Catherine Beaudoin, and Greg Mrva. None of the members of our compensation committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Equity Compensation Plans Information
The following table sets forth information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	31,594,153	3.58	10,811,947
Equity compensation plans not approved by stockholders	—		—
Total	31,594,153		10,811,947
(1)Weighted average exercise price of outstanding options and stock appreciation rights.
(2)These shares of Class A Common Stock are issuable under the Equity Incentive Plan.
EXECUTIVE COMPENSATION
In September 2021, in connection with the Reverse Recapitalization, the Board of Directors, in consultation with its independent compensation consultant, Compensia, reviewed and evaluated the appropriate compensation for Nerdy’s NEOs and management, including Charles Cohn, our Founder, Chairman, and Chief Executive Officer.
Executive Compensation Principles
The Board’s compensation philosophy in 2023 was founded on three key principles:
•Pay-for-Performance. A significant portion of the NEO’s compensation is “at-risk,” aligned with company performance being directly linked to our financial and operational results, as reflected in our stock price performance over time. This is especially true for Mr. Cohn, who receives only a nominal annual salary of $1 each year. The Company focuses on long-term equity grants, rather than cash compensation, in order to drive long-term value creation. The Company adopted an executive annual cash incentive program in 2023 to increase the at-risk component of compensation for executives other than Mr. Cohn.
•Competitiveness and Retention. The Company’s executive compensation philosophy is shaped by a strong belief that competitiveness of pay combined with a long-term, performance-based orientation will drive our success and returns for our stockholders. The objective of our executive compensation program is to motivate, reward, attract, and retain the most talented personnel who embody our mission and demonstrate our leadership principles in order to increase the competitiveness of our organization while simultaneously incentivizing those individuals to work diligently to further our growth and long-term profitability. We do this by designing programs that link executive compensation to overall company performance and the interests of our stockholders.
•Long-Term Alignment. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers and management for long-term corporate performance based on the value of our Class A Common Stock and, thereby, to align their interests with the interests of our stockholders. Moreover, the multi-year vesting nature of the long-term equity incentive awards encourages high levels of performance to achieve meaningful value creation, while not rewarding short-term gains potentially obtained through inappropriate risk-taking.
Compensation Consultant
To gain a perspective on external pay levels, emerging practices, and regulatory changes, the compensation committee of the Board has engaged an outside executive compensation consultant to provide benchmark and survey information and advise the compensation committee as it conducts its review of our executive and director compensation programs. Our compensation committee has engaged Compensia as its consultant and tasks Compensia with gathering market competitive data, reviewing compensation plan design alternatives, and advising the compensation committee on director and executive compensation trends and best practices. The compensation consultant reports to, and is directed by, the compensation committee, which has sole authority to retain or terminate compensation advisers. The compensation committee reviewed information regarding the independence and potential conflicts of interest of Compensia taking into account, among other things, the factors set forth in the NYSE listing standards. Based on this review, the compensation committee concluded that the engagement of Compensia did not raise any conflict. Other than services provided for the compensation committee, the compensation consultant did not provide additional services to the Company in 2023.
Our NEOs for the year ended December 31, 2023, include our chief executive officer, our chief financial officer, and our chief legal officer:
•Charles Cohn, our chief executive officer;
•Jason Pello, our chief financial officer; and
•Chris Swenson, our chief legal officer.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation $(3)	All Other Compensation ($)(4)	Total ($)
Charles Cohn Chief Executive Officer	2023	1	—	—	—	—	—	1
	2022	1	—	—	—	—	—	1
Jason Pello Chief Financial Officer	2023	400,000	—	3,206,171	—	156,889	12,800	3,775,860
	2022	360,000	75,000	1,817,144	—	—	—	2,252,144
Chris Swenson Chief Legal Officer	2023	400,000	—	1,923,701	—	104,593	10,909	2,439,203
	2022	360,000	75,000	1,181,144	—	—	9,728	1,625,872
(1)The amounts reported for 2022 represent a discretionary cash bonus paid to certain employees to reflect individual performance in 2022.
(2)The amounts reported represent the aggregate grant date fair value of restricted stock units awarded to the NEOs in 2023 and 2022, as applicable, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in Note 20 to our audited consolidated financial statements for the year ended December 31, 2022. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or exercise of the applicable awards. See the below section titled “Founder, Chairman, and CEO Compensation” for additional information related to Mr. Cohn’s equity-based award.
(3)The amounts reported for 2023 represent cash bonuses paid under the Company’s Executive Incentive Compensation Plan. See the below section titled “Cash Bonus” for additional information related to the Company’s Executive Incentive Compensation Plan.
(4)The amounts reported in “All Other Compensation” for Mr. Pello and Mr. Swenson represent matching contributions under the Company’s 401(k) plan.
Narrative to Summary Compensation Table
Our Board of Directors and compensation committee review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus, or long-term incentives.
Our compensation committee discharges our Board of Directors’ responsibilities relating to compensation of our directors and executives, oversees our Company’s overall compensation structure, policies, and programs, and reviews our processes and procedures for the consideration and determination of director and executive compensation.
Annual Base Salary
Each of our other NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our NEOs are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after considering individual responsibilities, performance, and experience.

Cash Bonus
In 2023 the Compensation Committee approved the adoption of the Company’s Executive Incentive Compensation Plan, an annual cash bonus incentive plan. Under the plan, the Committee may select key executives to be eligible to receive cash bonuses based on the attainment of corporate and/or individual performance goals established by the Committee. In 2023, the Committee established goals for the Company’s revenue and adjusted EBITDA, and the Company’s achieved performance resulting in payout at 105% of the target bonus opportunity. Mr. Pello and Mr. Swenson participated in the plan in 2023. Mr. Pello’s target bonus was equal to 37.5% of his base salary, and Mr. Swenson’s target bonus opportunity was equal to 25% of his base salary.
Long-term Equity Incentives
Our equity grant program is intended to align the interests of our NEOs with those of our stockholders and to motivate them to make important contributions to our performance. In addition, to the Founder Performance Award described below, we granted awards to our NEOs in 2023, as described in the “Outstanding Equity Awards at 2023 Year End Table.”
Founder, Chairman, and CEO Compensation
Consistent with the compensation philosophy outlined above, it was important to the Board that the CEO’s compensation adequately incentivize Mr. Cohn’s continued service to and employment with the Company while also aligning his financial incentives with those of the Company’s stockholders. The Board considered it critical to retain Mr. Cohn given his deep expertise and knowledge of the Company as its Founder, and also in light of his leadership and execution on behalf of the Company since its inception. Mr. Cohn led the Company from its start over 15 years ago while he was in University, through its transformation from an offline, labor-intensive, in-person tutoring business to a company that has developed a scalable, online, multi-product learning platform. The Company’s success and growth to date are a direct result of Mr. Cohn’s vision and leadership. The Board’s intent in developing Mr. Cohn’s compensation package was to provide him with sufficient financial incentives to remain committed to the Company’s success in a manner that would be retentive in the highly competitive technology sector.
At-Risk Compensation with Nominal Cash Contribution
The members of our Board ultimately determined to make nearly 100% of Mr. Cohn’s direct compensation opportunity “at-risk” in the form of long-term equity incentive compensation, awarding Mr. Cohn an annual salary of only $1, with no short-term cash incentive opportunity. Under this approach, and based on the considerations described above, the independent directors in 2021 granted him a long-term, multi-year performance-based award (the “Founder Performance Award”), providing Mr. Cohn with the opportunity to earn up to 9,258,298 shares of our Class A Common Stock over a seven-year period from the date of the Reverse Recapitalization.
The Founder Performance Award was designed such that it would be earned, if at all, in the event the price of our Class A Common Stock attained stock price hurdles that were significantly in excess of the Company’s valuation at the time that the award was granted, subject to Mr. Cohn’s continued service to the Company.
Founder Performance Award Requires Achievement of Significant Performance Hurdles
The Founder Performance Award is earned and vests over a 7-year service-based period, only when the Company achieves substantial stock price performance targets. Our Board of Directors believed at the time of grant of the Founder Performance Award that the stock price targets represented challenging hurdles and, if achieved, would result in a significant return to our stockholders in excess of market norms for comparable technology companies.
The members of our Board believed that the Founder Performance Award was appropriately designed to further the long-term interests of the Company and its stockholders by deferring the realization of meaningful value until the Company, under Mr. Cohn’s leadership, delivers sustained and significant high-performance levels as described in more detail below. The size of the Founder Performance Award was determined after consideration of similar equity awards to CEO/founders of privately held and publicly traded technology companies, including those with founder CEOs with significant fully vested equity holdings such as Mr. Cohn. Our Board also considered Mr. Cohn’s outstanding leadership since the inception of the Company in 2007 and his expected future contributions to us, the comparatively modest level of cash compensation he had received from us over his years of service, and the fact that he had never before been granted any equity awards by the Company.
We believe the Founder Performance Award provides an additional level of meaningful alignment between Mr. Cohn and our stockholders, as the Founder Performance Award only becomes eligible to vest if the Company achieves stock price targets over a seven-year period following the grant date that result in returns to our stockholders that significantly exceed those applicable to our peer companies and the equity markets generally.
The Founder Performance Award is eligible to vest based on our stock price performance over a performance period beginning on the effective date of the Reverse Recapitalization and ending on the seventh anniversary thereof. The award is divided into seven tranches that are eligible to vest based on the achievement of stock price targets (each referred to as a “Stock Price Hurdle”) measured based on the average closing market price on the New York Stock Exchange (or such other market on which the Company’s Class A Common Stock is then principally listed) of one share of the Company’s Class A Common Stock over a consecutive 90 calendar-day period as set forth in the table below.
Any portion of the Founder Performance Award that has not been earned by the seventh anniversary of the grant date will be forfeited. In addition to the performance and vesting conditions described above, the Founder Performance Award requires that Mr. Cohn retain and hold any shares vested (net of amounts sold to satisfy tax obligations) for a period of at least 24 months from the vesting date.
In the event of a termination of Mr. Cohn’s employment by the Company without cause or for good reason (as defined in the applicable award agreement), or for death or disability, Mr. Cohn (or his estate, as applicable) will retain that portion of the award which has been earned as of his termination, and all unearned awards will remain outstanding, eligible to vest upon the achievement of any Stock Price Hurdle that occurs upon the earlier of the termination date of the agreement or the twenty-four month anniversary following such termination.
Mr. Cohn’s Founder Performance Award was negotiated prior to the business combination agreement with TPG Pace, and subsequently approved by the Board on September 20, 2021. Mr. Cohn retained his own external counsel in support of the related Founder Performance Award negotiations.

Outstanding Equity Awards at 2023 Year End Table
The following table presents information regarding all outstanding equity awards held by each of our NEOs on December 31, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units, or Other Rights that have not Vested ($)(1)
Charles Cohn President and Chief Executive Officer	—	—	—	—	—	—	9,258,298(2)	31,755,962
Jason Pello Chief Financial Officer	263,952	17,597(3)	2.47	1/16/2030	—	—	—	—
	78,534	11,219(4)	1.99	6/12/2030	—	—	—	—
	308,526	44,076(4)	1.99	10/6/2030	—	—	—	—
	—	—	—	—	144,375(5)	495,206	—	—
	—	—	—	—	118,966(6)	408,053	—	—
	—	—	—	—	285,714(7)	979,999	—	—
	—	—	—	—	676,408(8)	2,320,079	—	—
Chris Swenson Chief Legal Officer	—	—	—	—	23,552(9)	80,783	—	—
	—	—	—	—	25,705(10)	88,168	—	—
	—	—	—	—	144,375(5)	495,206	—	—
	—	—	—	—	118,966(6)	408,053	—	—
	—	—	—	—	185,714(7)	636,999	—	—
	—	—	—	—	405,845(8)	1,392,048	—	—
(1)The market value of restricted stock units (“RSUs”) and RSAs that have not vested is based on the number of unvested RSUs and RSAs outstanding multiplied by $3.43, which was the closing price of our Class A Common Stock on the New York Stock Exchange on December 31, 2023.
(2)Represents performance RSUs, which shall vest in seven equal tranches upon us achieving each of seven share price target milestones that occur at $18.00, $22.00, $26.00, $30.00, $34.00, $38.00, and $42.00 per share, measured based on the average of our stock price over a consecutive 90 calendar-day period during the performance period. Any unvested RSUs shall expire on September 20, 2028. See the above section titled “Founder, Chairman, and CEO Compensation” for additional information related to Mr. Cohn’s equity-based award.
(3)Stock appreciation rights that vest on January 16, 2024.
(4)Stock appreciation rights that vest in equal quarterly installments through June 12, 2024.
(5)Restricted stock units that vest in equal quarterly installments through August 15, 2025.
(6)Restricted stock units that vest as follows: 12,140 restricted stock units vest on February 15, 2024, with the remaining 106,826 restricted stock units vesting in equal quarterly installments beginning on May 15, 2024 and ending February 15, 2026.
(7)Restricted stock units that vest in equal quarterly installments through May 15, 2025.
(8)Restricted stock units that vest in equal quarterly installments through June 15, 2026.
(9)Restricted stock awards that vest in equal quarterly installments through July 26, 2024.
(10)Restricted stock awards that vest in equal monthly installments through June 12, 2024.
Arrangements with our NEOs
We have entered into executive services agreements (each, an “Executive Agreement”) with each of our NEOs, other than Mr. Cohn. Each Executive Agreement sets forth the terms and conditions of the executive officer’s relationship, including their entitlement to base compensation and other benefits. In the event we terminate the Executive Agreement without cause (as defined in the Executive Agreement) or they resign for good reason (as defined in the Executive Agreement), subject to their execution of a departure agreement that includes a general release of claims, they will be entitled to severance equal to three months’ base compensation. In addition, if the Executive Agreement is terminated without cause on or within 12 months of a change in control (as defined in the Executive Agreement), then 50% of the executive officer’s then outstanding and unvested equity awards will accelerate for vesting and exercisability.
We have also entered into employee confidentiality, invention assignment, non-solicitation, and non-competition provisions with each of our NEOs as part of the Executive Agreements. Under such provisions, each NEO has agreed (1) not to compete with us during the term of the Executive Agreement and for a period of 18 months after the termination of such Executive Agreement, (2) not to solicit our employees, executives, and contractors during the term of the Executive Agreement and for 18 after the termination of Executive Agreement, (3) to protect our confidential and proprietary information, and (4) to assign to us related intellectual property developed during the term of the Executive Agreement.
Additional Narrative Disclosure
401(k) Savings Plan. We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the Live Learning Technologies SR 401(k) Plan (the “401(k) Plan”), eligible participants, including our executive officers, may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. Under the provisions of the 401(k) Plan, we are permitted to make discretionary matching contributions equal to a uniform percentage of the individual’s salary deferrals. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
Benefits. All of our full-time employees, including our executive officers, are eligible to participate in our benefit plans, including medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other participants. We also maintain a 401(k) plan for the benefit of our eligible participants, including the executive officers.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our compensation philosophy. In line with this philosophy, we do not provide guaranteed bonuses to the above NEOs, and any bonuses to the NEOs (or any other executive officer) are only awarded upon approval of the compensation committee (or in the case of our CEO, the Board) based upon satisfactorily meeting goals set by the the compensation committee or the Board of Directors or based on the completed performance in a prior period. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of February 13, 2024, by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our Common Stock.
The column entitled “% of Total Voting Power” is based on a total of 173,714,816 shares of our Common Stock outstanding as of February 13, 2024, plus the number of shares which could be acquired upon options, stock appreciation rights, or stock awards that are exercised or vest within 60 days of February 13, 2024, by all directors, NEOs, and beneficial owners of more than 5% or more of our Common Stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a securityholder has beneficial ownership of a security if such securityholder possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options, restricted stock awards, and restricted stock units, that are currently exercisable or exercisable within 60 days. Shares of our Common Stock subject to securities that are currently exercisable or exercisable within 60 days of February 13, 2024, are considered outstanding and beneficially owned by the person holding the securities for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.
Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 8001 Forsyth Blvd, Suite 1050, St. Louis, MO 63105.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	Number of shares of Class B Common Stock(1)	% of Total Voting Power (2)
Directors and Named Executive Officers:
Charles Cohn(3)	11,008,996	40,064,998	29.4%
Jason Pello	1,179,296	—	*
Chris Swenson	507,650	1,006,928	*
Catherine Beaudoin	104,604	116,871	*
Rob Hutter	—	—	*
Christopher (Woody) Marshall	—	—	*
Greg Mrva	200,104	—	*
Kathleen Philips	189,482	—	*
Stuart Udell	58,343	18,457	*
All directors and officers as a group (9 individuals)	13,248,475	41,207,254	31.1%

Five Percent Holders:
Entities affiliated with TCV(4)	4,055,895	16,636,527	11.9%
TPG GP A, LLC(5)	10,710,472	—	6.2%
Entities affiliated with Learn Capital(6)	8,022,678	1,218,548	5.3%
*    Represents beneficial ownership of less than one percent.

(1)
Each share of Class B Common Stock entitles the holder thereof to one vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC, the units of Nerdy LLC, together with an equal number of shares of Class B Common Stock, are exchangeable for either cash or shares of Class A Common Stock on a one-for-one basis.

(2)	Represents percentage of voting power of the holders of Class A Common Stock and Class B Common Stock of the Company voting together as a single class.
(3)
Consists of Class B Common Stock held by (i) Charles K. Cohn VT Trust U/A/D May 26, 2017 and (ii) Cohn Investments, LLC. Mr. Cohn is the beneficial owner of the Charles K. Cohn VT Trust U/A/D May 26, 2017 and the sole managing member of Cohn Investments, LLC.

(4)
Consists of shares of Common Stock held by (i) TCV VIII (A), L.P. (“TCV VIII (A)”), and (ii) TCV VIII VT Master, L.P. (“TCV Master Fund”). The general partner of TCV Master Fund is TCV VIII VT Master GP, LLC (“Master GP”). The managing member of Master GP is TCV VIII, L.P. (“TCV VIII”). The direct general partner of TCV VIII and TCV VIII (A) is Technology Crossover Management VIII, L.P. (“TCM VIII”). The general partner of TCM VIII is Technology Crossover Management VIII, Ltd. (“Management VIII”). Each of TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV VIII (A). Each of Master GP, TCV VIII, TCM VIII and Management VIII may be deemed to beneficially own the shares held by TCV Master Fund. Each of Master GP, TCV VIII, TCM VIII and Management VIII disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.Mr. Marshall has sole voting and dispositive power for 106,104 shares of the Class A Common Stock, but he has no pecuniary interest in such shares, and he disclaims beneficial ownership except to the extent of his pecuniary interest. The address for these entities is 250 Middlefield Road, Menlo Park, CA 94025.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which holds a majority of the combined voting power of TPG Inc., which is the sole member of TPG GPCo, LLC, which is the sole shareholder of TPG Holdings III-A, LLC, which is the general partner of TPG Holdings III-A, L.P., which is the general partner of TPG Operating Group III, L.P., which is the (i) general partner of TPG PEP GenPar Advisors, L.P., and (ii) the sole member of TPG Pace Governance, LLC. TPG PEP GenPar Advisors, L.P. is the general partner of TPG PEP GenPar Governance, L.P., which is the general partner of each of (i) TPG Public Equity Partners, L.P., which directly held shares of Class A Common Stock, (ii) TPG Public Equity Partners Master Fund, L.P., which directly held shares of Class A Common Stock, and (iii) TPG Public Equity Partners Long Opportunities Master Fund, L.P., which directly held Class A Shares. TPG Pace Governance, LLC is the sole member of TPG Pace Tech Opportunities Sponsor, Series LLC, which directly holds 10,545,472 shares of Class A Common Stock. James Coulter, Karl Peterson, and Jon Winkelried directly hold shares of Class A Common Stock. TPG GP A may be deemed to be the beneficial owner of the securities held by TPG Pace Tech Opportunities Sponsor. TPG GA A is owned by entities owned by Messrs. Bonderman, Coulter, and Winkelried. Because of the relationship of Messrs. Bonderman, Coulter, and Winkelried to TPG GP A, each of them may be deemed to be the beneficial owner of the securities held by TPG Pace Tech Opportunities Sponsor, and may be deemed to be the beneficial owner of the securities held by the TPEP Funds. Messrs. Bonderman, Coulter, and Winkelried disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address of each of the entities and individuals in this footnote is 301 Commerce St., Suite 3300, Fort Worth, TX 76102.

(6)
Consists of shares of Common Stock held by (i) Learn Capital Special Opportunities Fund X, L.P. (“LC Fund X”), (ii) Learn Capital Special Opportunities Fund XI, L.P. (“LC Fund XI”), (iii) Learn Capital Special Opportunities Fund XII, L.P. (“LC Fund XII”), (iv) Learn Capital Special Opportunities Fund XIII, L.P. (“LC Fund XIII”), (v) Learn Capital Special Opportunities Fund XIV, L.P. (“LC Fund XIV”), (vi) Learn Capital Special Opportunities Fund XV, L.P. (“LC Fund XV”), and (vii) Learn Capital Special Opportunities Fund XVI, L.P. (“LC Fund XVI” and together with, LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII and LC Fund XIV and LC Fund XV, the “Learn Capital Funds”). The general partners for LC Fund X, LC Fund XI, LC Fund XII, LC Fund XIII, LC Fund XIV, LC Fund XV, and LC Fund XVI are Learn Capital Management X, LLC (“Management X”), Learn Capital Management XI, LLC (“Management XI”), Learn Capital Management XII, LLC (“Management XII”), Learn Capital Management XIII, LLC (“Management XIII”), Learn Capital Management XIV, LLC (“Management XIV”), Learn Capital Management XV, LLC (“Management XV”), and Learn Capital Management XVI, LLC (“Management XVI”), respectively. Management X, Management XI, Management XII, Management XIII, Management XIV, Management XV and Management XVI are collectively referred to as the “Management Entities.” Each of the Management Entities may be deemed to beneficially own the shares held by the Learn Capital Funds. Gregory V. Mauro and Mr. Hutter are each managing members of certain of these entities and may be deemed to have shared power to dispose of these shares. Each of the Management Entities disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for these entities is 600 Congress Avenue, Suite 2800, Austin, Texas, 78701.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our Common Stock to report their initial ownership of the Common Stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2023 by Section 16(a) under the Exchange Act with the exception of three late Form 4 filings by Mr. Pello relating to a disposition of shares for tax withholding on vesting of RSUs, and a late Form 3 filing and a late Form 4 filing by Mr. Hutter. Mr. Hutter filed a Form 3/A amending his initial filing to include certain ownership positions held by an affiliate..
GENERAL MATTERS
Householding of Proxy Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary, telephone: (314) 412-1227. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 3, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 2, 2025.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than January 1, 2025, and no later than January 31, 2025. Stockholder proposals and the required notice should be addressed to Nerdy Inc., 8001 Forsyth Blvd., Suite 1050, St. Louis, Missouri 63105, Attention: Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRDY2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42446-P04603

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NERDY INC.

The Board of Directors recommends you vote FOR ALL Class III Directors.

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Abigail Blunt
02) Stuart Udell

The Board of Directors recommends you vote FOR proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V42447-P04603

NERDY INC.
Annual Meeting of Stockholders
May 1, 2024 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Cohn and Christopher Swenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NERDY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EDT on May 1, 2024, at www.virtualshareholdermeeting.com/NRDY2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side